Exhibit 23.8

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-4 of Telecom Italia S.p.A. of our report dated 1 February 2002 relating to the 2001 financial statements of Is-Tim Telekomünikasyon Hizmetleri A.S., which appears in the issuer’s Annual Report on Form 20-F/A for the year ended December 31, 2003.

Basaran Nas Serbest Muhasebeci

Mali Müsavirlik Anonim Sirketi

a member of

PricewaterhouseCoopers

/s/    M. Sancar

Murat Sancar, SMMM

Istanbul, 2 September 2004